UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2018

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465
Delaware
(State or Other Jurisdiction of
Incorporation or Organization)
04-3692546
(IRS Employer
Identification No.)

88 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
408-232-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On February 2, 2018 (the “Effective Date”), VeriFone, Inc. (“VeriFone”), an indirect wholly‑owned subsidiary of VeriFone Systems, Inc. (the “Company”), VeriFone Intermediate Holdings, Inc. (“Holdings”), a direct wholly-owned subsidiary of the Company, and Hypercom Corporation, an indirect wholly‑owned subsidiary of the Company, entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), dated as of the Effective Date, with the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPM”) as Administrative Agent and Collateral Agent, which amended (i) the existing Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated as of July 8, 2014, by and among VeriFone, Holdings, VeriFone Media, LLC, Global Bay Mobile Technologies Inc., Hypercom Corporation, the lenders party thereto, JPM as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and Barclays Bank Plc, BNP Paribas Securities Corp., RBC Capital Markets, MUFG Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents and (ii) certain related Loan Documents (as defined in the Existing Credit Agreement). The Existing Credit Agreement, as amended by the Amendment and Restatement Agreement, is referred to as the “Amended and Restated Credit Agreement”.
VeriFone entered into the Amendment and Restatement Agreement in order to extend the maturity dates of its facilities under the Existing Credit Agreement, to obtain more favorable pricing, and to make certain changes to the covenants and other terms of the Existing Credit Agreement. The Amendment and Restatement Agreement provides for senior secured credit facilities (the “New Facilities”) in an aggregate amount of up to $1,400,000,000 consisting of a term A loan facility (the “Term A Facility”) in the amount of $350,000,000, a term B loan facility (the “Term B Facility”) in the amount of $350,000,000 and a revolving credit facility (the “Revolving Facility”) with a committed amount of $700,000,000. The New Facilities were made available to repay the facilities under the Existing Credit Agreement and to pay related fees and expenses as well as, in the case of the Revolving Facility, for working capital requirements and for other general corporate purposes.
Amounts outstanding under the New Facilities bear interest, at VeriFone’s option, at a base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) JPM’s “prime rate” and (c) the one-month LIBOR rate plus 1.00% (the “Base Rate”), or at LIBOR (in each case subject to a 0% floor), plus in each case a margin, which, for revolving loans and the Term A Facility, ranges from 0.25% to 1.25% for Base Rate‑based loans and from 1.25% to 2.25% for LIBOR-based loans, subject to a 0.25% step-down if VeriFone obtains public corporate ratings from S&P and public corporate family ratings from Moody’s of BB+ and Ba1 (or better), respectively, and, for the Term B Facility, 1.00% for Base Rate-based loans and 2.00% for LIBOR‑based loans, in each case depending on VeriFone’s consolidated first lien net leverage ratio. VeriFone will pay an undrawn commitment fee ranging from 0.20% to 0.30% (depending on VeriFone’s consolidated first lien net leverage ratio and VeriFone’s credit ratings) on the unused portion of the Revolving Facility. The base rate for loans under the Revolving Facility that are denominated in Euros will be the rate of interest at which deposits in Euros for delivery on the first day of the applicable interest period with a term equivalent to the borrowing are being offered by JPM, plus the applicable margin then in effect with respect to LIBOR‑based loans under the Revolving Facility. For letters of credit issued under the Revolving Facility, VeriFone will pay a fronting fee in an amount to be agreed with the issuer of the letters of credit together with a fee on all outstanding letters of credit at a per annum rate equal to the margin then in effect with respect to LIBOR‑based loans under the Revolving Facility.
The outstanding principal balance of the Term A Facility is required to be repaid in quarterly installments of the following percentages of the original balance outstanding under the Term A Facility: 1.25% for each quarter from the quarter ending June 30, 2018 through the quarter ending December 31, 2019; 2.50% for each quarter from the quarter ending March 31, 2020 through the quarter ending December 31, 2022, with the balance being due at maturity on February 2, 2023. The outstanding principal balance of the Term B Loans is required to be repaid in equal quarterly installments of 0.25% of the original balance outstanding under the Term B Facility, with the balance being due at maturity on February 2, 2025. Outstanding amounts may also be subject to mandatory prepayment with the proceeds of certain asset sales and debt issuances and, in the case of the Term B Facility only, from a portion of annual excess cash flows (as determined under the Amended and Restated Credit Agreement) depending on the Company’s total net leverage ratio.
The Amendment and Restatement Agreement reaffirms the Guaranty, dated as of December 28, 2011, as amended on July 8, 2014 (as amended, the “Guaranty”), among certain wholly owned domestic subsidiaries of VeriFone identified therein (the “Guarantors”), pursuant to which obligations under the Amended and Restated Credit Agreement are guaranteed by the Guarantors. The Amendment and Restatement Agreement also amends and reaffirms the Security Agreement dated as of December 28, 2011, as amended on July 8, 2014 and the Pledge Agreement, dated as of December 28, 2011 (together, as amended, the “Collateral Agreements”) among VeriFone and the Guarantors on the one hand and JPM, as Collateral Agent, on the other hand, pursuant to which obligations under the Amended and Restated Credit Agreement, and the guarantees of the Guarantors in respect of such obligations, are secured by a first priority lien and security interest, subject to customary exceptions, in substantially all of the assets of VeriFone and the Guarantors and equity interests owned by VeriFone and the Guarantors in certain of their respective domestic and foreign subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries). Certain equity interests owned by existing and subsequently acquired subsidiaries may also be pledged in the future. Other existing and subsequently acquired or newly‑formed domestic subsidiaries of VeriFone and the Guarantors may become Guarantors in the future.
The Amended and Restated Credit Agreement contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants and certain conditions that are customarily required for similar financings and which are similar to the terms of the Existing Credit Agreement. These covenants include, among others:

•	A restriction on incurring additional indebtedness, subject to specified permitted debt;

•	A restriction on creating certain liens, subject to specified exceptions;

•	A restriction on mergers and consolidations, subject to specified exceptions;

•	A restriction on asset dispositions, subject to specified exceptions for ordinary course and other transactions;

•	A restriction on certain investments, subject to certain exceptions and a suspension if VeriFone achieves certain credit ratings;

•	A restriction on the payment of dividends, subject to specified exceptions; and

•	A restriction on entering into certain transactions with affiliates, subject to specified exceptions.
In addition, commencing with the fiscal quarter ending April 30, 2018, VeriFone may not permit its total net leverage ratio (as defined in the Amended and Restated Credit Agreement) to exceed (i) 4.25 to 1.00, as of the end of the first six fiscal quarters ending after February 2, 2018, (ii) 4.00 to 1.00, as of the end of any of the subsequent six fiscal quarter ending immediately after the last fiscal quarter referred to in (i) and (iii) 3.75 to 1.00, as of the end of any fiscal quarter ending thereafter, provided that the numerator of each of these ratios may be increased, at VeriFone’s option, by an amount between 0.25 and 0.50 for four subsequent fiscal quarters following certain material acquisitions (as defined in the Amended and Restated Credit Agreement). In addition, VeriFone must maintain an interest coverage ratio (as defined in the Amended and Restated Credit Agreement) of at least 3.00 to 1.00 at the end of any fiscal quarter.
The Amended and Restated Credit Agreement also contains customary events of default that include, among others, non‑payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to material indebtedness and events constituting a change of control. The occurrence of an event of default could result in the termination of commitments under the New Facilities, the declaration that all outstanding loans are due and payable in whole or in part and the requirement of cash collateral deposits in respect of outstanding letters of credit.
The foregoing summary of the Amendment and Restatement Agreement is not complete and is qualified in its entirety by reference to the Amendment and Restatement Agreement, including the exhibits thereof, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement of a Registrant.
The disclosures of the material terms and conditions of the Amended and Restated Credit Agreement contained in Item 1.01, above, are hereby incorporated into this Item 2.03 by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amendment and Restatement Agreement, dated as of February 2, 2018, by and among VeriFone, Inc., VeriFone Intermediate Holdings Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

	By:	/s/ Vikram Varma
	Name:	Vikram Varma
Date: February 7, 2018	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment and Restatement Agreement, dated as of February 2, 2018, by and among VeriFone, Inc., VeriFone Intermediate Holdings Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.